INVESTOR UPDATE First Quarter 2021

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the effects of a pandemic or other unforeseeable event; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, the company’s past results of operations do not necessarily indicate its anticipated future results. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Executive Management Team 3 Mark Hardwick Chief Executive Officer Mark K. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. Mark joined First Merchants in November of 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In 2016, Mark’s title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the corporation. Prior to joining First Merchants Corporation, Mark served as a senior accountant with BKD, LLP in Indianapolis. Mark is a graduate of Ball State University with a Master of Business Administration and Bachelor’s degree in Accounting. He is also a certified public accountant and a graduate of the Stonier School of Banking. FMB: 24 Yrs Banking: 24 Yrs FMB: 6 Yrs Banking: 18 Yrs Michele Kawiecki Chief Financial Officer Michele Kawiecki currently serves as Executive Vice President and Chief Financial Officer for First Merchants Corporation and First Merchants Bank. Michele joined First Merchants in 2015 as Director of Finance. Prior to joining First Merchants, Michele spent 12 years with UMB Financial Corporation in Kansas City, Missouri having served as Senior Vice President of Capital Management and Assistant Treasurer; Director of Corporate Development and the Enterprise Project Management Office; and Chief Risk Officer. Prior to UMB, she worked for PriceWaterhouseCoopers LLP as an Audit Manager. Michele earned both a Master of Science in Accounting and an Executive Master of Business Administration from the University of Missouri-Kansas City and a Bachelor’s degree in Accounting from Dakota Wesleyan University. FMB: 13 Yrs Banking: 33 Yrs Mike Stewart President Mike Stewart currently serves as President for First Merchants Corporation and First Merchants Bank overseeing the Commercial, Private Wealth, and Consumer Lines of Business for the Bank. Mike joined the bank in 2008 as Chief Banking Officer. Prior to joining First Merchants, Mike spent 18 years with National City Bank having served as Chief Credit Officer of the Indiana Bank. Mike has a Master of Business Administration from Butler University and a Bachelor’s degree in Finance from Millikin University. FMB: 13 Yrs Banking: 32 Yrs John Martin Chief Credit Officer John Martin currently serves as Executive Vice President and Chief Credit Officer of First Merchants Corporation overseeing the Commercial, Small Business and Consumer Credit functions, as well as the Mortgage Line of Business. Prior to joining First Merchants, John spent 18 years with National City Bank in various sales and senior credit roles. John is a graduate of Indiana University where he earned a Bachelor of Arts in Economics. He also holds a Master of Business Administration in Finance from Case Western Reserve University.

First Merchants Corporation (NASDAQ: FRME) Financial Highlights as of 3/31/2021 $14.6 Billion $9.3 Billion $12.0 Billion $4.5 Billion Assets Under Management Total Assets Total Loans Total Deposits TCE/TA: YTD Return on TCE YTD ROAA: Dividend Yield: Price / Tangible Book: Price / 2021 Est. EPS: 1.39% 8.78% 15.87% 2.24% 2.02x 15.0x Diverse & Complementary Lines of Business Market Cap $2.5B Largest financial services holding company headquartered in Central Indiana Full-Service Banking Footprint with 112 Branches* 4 Munster Lafayette Indianapolis Muncie Columbus Monroe Fort Wayne *As of April 21, 2021

Strategy & Key Lines of Business 5 Consumer BankingCommercial Banking Private Wealth Advisory Full Spectrum of Debt Capital Offerings Located in Prime Growth Markets Small Business & SBA Middle Market C&I Investment Real Estate Public Finance Sponsor Finance Asset Based Lending Syndications Treasury Management Services Merchant Processing Services Diverse Locations in Stable Rural and Growth Metro Markets Supported by: Talented Customer Service Oriented Banking Center and Call Center Professionals Competitive Digital Solutions ▪ Deposit and CRM ▪ Online Banking ▪ Mobile Banking Full Spectrum of Consumer Lending Offerings Comprehensive and coordinated approach to personal wealth management Expertise in: Investment Management Private Banking Fiduciary Estate Financial Planning Strengthen commercial relationships with personal services for executives/owners and retirement plan services for companies Partner with consumer to offer personal investment advice through First Merchants Investment Services Our Vision To enhance the financial wellness of the diverse communities we serve To be the most responsive, knowledgeable, and high-performing bank for our clients, teammates and shareholders Our Mission

Attractive Markets of Operation 6 Indianapolis Indianapolis MSA Rank: 10 Deposits: $2.5B Loans: $3.2B Columbus Columbus MSA Rank: 11 Deposits: $810M Loans: $1.3B Northwest Indiana Lake County Rank: 4 Lafayette MSA Rank: 2 Deposits: $3.1B Loans: $2.0B Northeast Indiana Muncie MSA Rank: 1 Ft Wayne MSA Rank: 5 Deposits: $4.2B Loans: $2.1B Michigan Monroe MSA Rank: 1 Deposits: $1.4B Loans: $668M 1S&P, Moody’s & Fitch 2Chief Executive Magazine 2020 3Forbes 2019 Unless otherwise noted, source state govt. website MSA ranking data per S&P Global and is pro forma for pending transactions Indiana Ohio Michigan ▪ AAA Credit Rating Since 20081 ▪ #1 Ranked Manufacturing State in the Nation ▪ 1st in Midwest and 5th Nationally for Best State for Doing Business2 ▪ 1st Nationally for Highway Accessibility ▪ 5th for Best Business Regulatory Climate3 ▪ 3rd in Midwest and 13th Nationally for Best State for Doing Business2 ▪ 1st in the Nation for Automotive Manufacturing ▪ 7th Largest Economy in the Nation ▪ 2nd in Midwest and 9th Nationally for Best State for Doing Business2 Illinois ▪ 5th Largest Economy in the Nation and 18th Largest Worldwide

First Quarter Highlights 7 10.75% ROE 15.87% ROTCE ROE & ROTCE (Annualized) ▪ Returned to the office and reopened Banking Center lobbies ▪ Hoosier Trust Company acquisition closed on April 1, 2021; annualized revenue contribution of $1.5 million ▪ Completed 13 branch consolidations year-to-date ▪ Digital Strategy Update - Online Account Origination technology partner selection complete ▪ Participated in the second round of Paycheck Protection Program ▪ CECL adoption January 1, 2021 $49.5 Million $0.91 Per Share Net Income & EPS 1.39% ROA 1.64% PTPP ROA ROA (Annualized)

First Quarter Financial Results

($M except per share data)

		For the Three Months Ended,					Variance Linked Quarter	% Variance Linked QTR-Annualized
		3/31/20	6/30/20	9/30/20	12/31/20	3/31/21		
	Balance Sheet & Asset Quality							
1.	Total Assets	$12,693.5	$13,819.4	$13,737.4	$14,067.2	$14,629.1	$561.9	16.0%
2.	Total Loans	8,611.9	9,299.4	9,247.0	9,247.1	9,322.7	75.5	3.3%
3.	Investments	2,698.0	2,789.4	2,933.3	3,146.8	3,700.9	554.1	70.4%
4.	Deposits	9,870.5	10,966.0	10,906.2	11,361.6	11,951.8	590.2	20.8%
5.	Common Equity	1,777.8	1,809.0	1,833.5	1,875.5	1,805.9	(69.7)	-14.9%
6.	TCE Ratio	9.91%	9.31%	9.57%	9.65%	8.78%	-0.87%	
7.	Total RBC Ratio	13.80	14.18	14.38	14.36	13.94	-0.42	
8.	ACL / Loans	1.15	1.30	1.37	1.41	2.16	0.75	
9.	NCOs / Avg Loans	0.03	0.01	0.30	0.02	0.16	0.14	
10.	NPAs + 90PD / Assets	0.19	0.46	0.49	0.47	0.41	-0.06	
	Summary Income Statement							
11.	Net Interest Income	$93.9	$93.0	$92.9	$102.3	$100.4	($1.9)	-7.4%
12.	Provision for Loan Losses	19.8	21.9	12.5	4.5	0.0	(4.5)	-400.0%
13.	Non-interest Income	29.8	26.5	26.2	27.5	24.1	(3.4)	-49.4%
14.	Non-interest Expense	66.2	60.0	64.7	72.5	66.1	(6.4)	-35.5%
15.	Pre-tax Income	37.8	37.6	41.8	52.8	58.4	5.6	42.8%
16.	Provision for Taxes	3.5	4.6	5.6	7.6	8.9	1.3	68.4%
17.	Net Income	34.3	33.0	36.2	45.2	49.5	4.3	38.5%
18.	ROAA	1.09%	0.97%	1.06%	1.29%	1.39%	0.10%	
19.	ROAE	7.55	7.35	7.91	9.72	10.75	1.03	
20.	Net Interest Margin	3.46	3.19	3.15	3.38	3.23	-0.15	
21.	Efficiency Ratio	52.17	47.95	51.40	55.01	50.23	-4.78	
	Per Share							
22.	Earnings per Diluted Share	$0.62	$0.62	$0.67	$0.83	$0.91	$0.08	
23.	Tangible Book Value per Share	22.46	23.04	23.48	24.27	22.98	(1.29)	
24.	Dividend per Share	0.26	0.26	0.26	0.26	0.26	0.00	
25.	Dividend Payout Ratio	41.9%	41.9%	38.8%	31.3%	28.6%	-2.8%	

1Q21 Highlights

- **50.23% Efficiency Ratio**
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $58.4,** an increase of $1.2 million from 4Q20
- **3.3% annualized loan growth,** loan balances were stable excluding PPP loans over prior quarter
- **Net interest income, decreased $1.9 million over prior quarter** due to a decline of $2.4 million from PPP fees and interest income, and a $1.2 million decline from fair value accretion offset by core growth

First Merchants Corporation

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Municipal Bonds 53%Mortgage- Backed Securities 32% Collateralized Mortgage Obligations 6% U.S. Agencies 8% Corporate Obligations 1% ▪ Net unrealized Gain of $85.3 million Investment Portfolio Highlights 9 1Q21 Investment Portfolio Composition Yield on Investments (%) / Total Investments ($B) $3.7B Total Investment Portfolio GainsHighlights Realized Gains ▪ 1Q 2020 $4.6 million ▪ 2Q 2020 $3.1 million ▪ 3Q 2020 $1.8 million ▪ 4Q 2020 $2.4 million ▪ 1Q 2021 $1.8 million Unrealized Gains▪ Modified duration of 5.7 years ▪ Remaining 2021 roll off cash flow $216 million / 2.54% yield ▪ Current purchase yield of 2.10% ▪ AA rated municipal bond portfolio ▪ Established $245,000 Allowance for Credit Losses for Investments under CECL adoption $2.7 $2.8 $2.9 $3.1 $3.7 3.02% 2.90% 2.79% 2.78% 2.70% 1Q20 2Q20 3Q20 4Q20 1Q21 Investments ($B) Yield on Investments (%)

Loan Portfolio Highlights 10 1Q21 Loan Composition Yield on Loans (%) / Total Loans ($B) $9.3B Total 1Q21 Portfolio by Yield Type Highlights Total loan rate mix as of 1Q21 • $5.7 billion variable rate • $3.6 billion fixed rate $0.9 ▪ Portfolio composition remains ~80% Commercial oriented • Composition mostly unchanged from prior quarter ▪ Loan yields remained strong at 3.98%, 3.85% excluding PPP loans ▪ New/renewed loan yields averaged 3.63% for the quarter, compared to 3.42% in 4Q20 $8.6 $8.4 $8.3 $8.6 $8.6 $0.7 $0.7 4.85% 4.10% 3.93% 4.20% 3.98% 1Q20 2Q20 3Q20 4Q20 1Q21 Total Loans ex. PPP ($B) PPP Loans ($B) Yield on Loans (%) $0.9$0.9 Commercial & Industrial 30.9% Commercial Real Estate Owner-Occupied 10.2% Commercial Real Estate Non-Owner Occupied 23.4% Construction Land & Land Development 5.8% Agricultural Land & Production 2.6% Public Finance/Other Commercial 7.3% Residential Mortgage 13.3% Home Equity 5.2% Other Consumer 1.3% Non-PPP Fixed Rate 31% LIBOR-Based 37% Prime-Based 12% Other Variable Rates 12% PPP Fixed Rate 8%

Allowance for Credit Losses - Loans 11 1Q21 Allowance for Credit Losses - Loans Key Model Assumptions Change in ACL – Loans1 Highlights $0.9 ▪ In addition to ACL – Loans, a reserve for unfunded commitments of $20.5 million, was recorded in Other Liabilities ▪ Allowance to Loans, excluding PPP loans, is 2.34% ▪ Remaining fair value adjustment is $16.4 million ▪ Impact of CECL transition is phased into regulatory capital over 3 years; quarter-end regulatory capital was reduced by 25% of adoption impact $0.9$0.9 ▪ Economic inputs: • National unemployment rate • Commercial real estate index • Home price index • BBB US corporate index ▪ Moody’s forecasts used: Baseline, Consensus, S1 and S2 ▪ Reasonable and supportable forecast period – 1 year $130,648 $204,703 $201,082 $74,055 $0 $3,621 $9,000 $59,000 $109,000 $159,000 $209,000 ALLL 12/31/2020 Day 1 CECL Adjustment ACL - Loans 1/1/2021 Net Charge- offs Provision Expense ACL - Loans 3/31/2021 Increase Decrease 1Beginning January 1, 2021, calculation is based on the current expected credit losses methodology. Prior to January 1, 2021, calculation was based on incurred loss methodology $99.5 $121.1 $126.7 $130.6 $201.1 1.15% 1.30% 1.37% 1.41% 2.16% 1Q20 2Q20 3Q20 4Q20 1Q21 Allowance Allowance to Loans

Demand Deposits 61% Savings Deposits 32% Certificates & Time Deposits > $100k 3% Certificates & Time Deposits < $100k 3% Brokered Deposits 1% 12 1Q21 Deposit Composition Highlights $12.0B Total 1Defined as total deposits less time deposits > $100k vs. Prior Periods Cost of Total Deposits (%) / Total Deposits ($B) Deposit Portfolio Highlights ▪ Strong core deposit base • 20% non-interest bearing • 97% core deposits1 ▪ Consumer DDA average balance per account has increased 30% over last 12 months ▪ Total deposit costs declined to 0.21% for Q1 • Down 6 bps from 4Q20 • Down 67 bps from 1Q20 ▪ Average deposits up 10% when annualized from 4Q20, and 17% over prior year • Reflects retention of stimulus payments and consumer growth • Time deposits continue to migrate to money market and non-time interest bearing accounts$9.9 $11.0 $10.9 $11.4 $12.0 0.88% 0.47% 0.36% 0.27% 0.21% 1Q20 2Q20 3Q20 4Q20 1Q21 Total Deposits ($B) Cost of Total Deposits (%)

Net Interest Margin 13 1Q20 2Q20 3Q20 4Q20 1Q21 1. Net Interest Income - FTE ($millions) 97.8$ 97.1$ 97.3$ 107.0$ 105.1$ 2. Fair Value Accretion 3.5$ 3.7$ 3.3$ 3.0$ 1.8$ 3. PPP Loan Income 4.7$ 6.1$ 11.6$ 9.2$ 4. Tax Equivalent Yield on Earning Assets 4.38% 3.72% 3.58% 3.72% 3.52% 5. Interest Expense/Average Earning Assets 0.92% 0.53% 0.43% 0.34% 0.29% 6. Net Interest Margin 3.46% 3.19% 3.15% 3.38% 3.23% 7. Fair Value Accretion Effect 0.12% 0.12% 0.10% 0.09% 0.06% 8. Impact of PPP Loans -0.06% -0.07% 0.16% 0.13% 3.46% 3.19% 3.15% 3.38% 3.23% 1Q20 2Q20 3Q20 4Q20 1Q21 Net Interest Income - FTE ($millions) Net Interest Margin $105.1$97.1 $97.3 $105.1 $107.0$97.8

Wealth Management $6.4 27% Gain on Sale of Loans $4.0 17% Service Charges $5.3 22% Card Payment Fees $4.4 18% Gain on Sale of Securities $1.8 7% Derivative Hedge Fees $0.3 1% BOLI $1.3 5% Other Customer Fees $0.4 … Other $0.2 1% 14 1Q21 Non-Interest Income Detail ($M) $24.1M Total Non-Interest Income Trends ($M) Fee Income / Revenue Non-Interest Income Highlights Highlights ▪ 86% in Customer-related fees totaling $20.7 million for 1Q21 • Declined $2.6 million over 4Q20 driven by a $2.0 million decline in derivative hedge fees and a $1.4 million decline in gains on the sales of loans, offset by an increase in card payment fees ▪ Gains on the sales of securities declined $0.6 from prior quarter $6.0 $5.6 $5.9 $6.3 $6.4 $3.4 $3.7 $5.8 $5.4 $4.0 $6.0 $4.3 $5.2 $5.5 $5.3 $5.9 $6.1 $4.0 $3.5 $4.4 $8.5 $6.8 $5.2 $6.8 $4.0 $29.8M $26.5M $26.1M $27.5M $24.1M 1Q20 2Q20 3Q20 4Q20 1Q21 Wealth Management Gain on Sale of Loans Service Charges Card Payment Fees Other 23.4% 21.4% 21.2% 20.5% 18.6%

Salary & Benefits $38.8 59% Premises & Equipment $11.5 17% Outside Data Processing $4.2 6% Professional & Other Outside Services $2.5 4% Intangible Asset Amortization $1.4 2% Marketing $1.1 2% FDIC Expense $1.4 2% Other $5.2 8% 15 1Q21 Non-Interest Expense Detail $66.1M Total Non-Interest Expense Trends ($M) Efficiency Ratio Non-Interest Expense Highlights Highlights ▪ 1Q21 expenses declined $6.4 million from 4Q20 and were consistent with 1Q20. 4Q20 included $4.5 million of branch consolidation charges and higher incentive accruals $39.2 $35.7 $39.2 $41.8 $38.8 $10.2 $9.9 $10.8 $15.2 $11.5 $4.2 $2.6 $3.8 $3.8 $4.2 $12.5 $11.8 $10.9 $11.7 $11.6 $66.1M $60.0M $64.7M $72.5M $66.1M 1Q20 2Q20 3Q20 4Q20 1Q21 Salary & Benefits Premises & Equipment Outside Data Processing Other 52.17% 47.95% 51.40% 55.01% 50.23%

16 Tangible Common Equity Ratio Common Equity Tier 1 Ratio Total Risk-Based Capital Ratio Capital Ratios 9.31% 9.31% 9.65% 8.78% 9.91% 9.93% 10.19% 9.99% 9.10% 1Q20 2Q20 3Q20 4Q20 1Q21 TCE Ratio TCE ex. PPP Target TCE (9.00%) 9.57% 9.31% 11.58% 11.84% 12.02% 12.02% 11.99% 1Q20 2Q20 3Q20 4Q20 1Q21 CET 1 Ratio Target CET1 Ratio (10.00%) 13.80% 14.18% 14.38% 14.36% 14.33% 1Q20 2Q20 3Q20 4Q20 1Q21 TRBC Ratio Target TRBC Ratio (12.50%)

Loan Portfolio 17 Highlights vs. Prior Quarter vs. 1Q20 ▪ Total loans grew $76 million • $ 75 million PPP • $ 79 million Sponsor Finance • $ 56 million Construction • $ 30 million Public Finance ▪ $711 Million total loan growth • $742 million PPP • $117 million Residential Mortgage • $ 91 million Public Finance • $ 85 million Sponsor Finance Geography / C&I Top NAICS Sectors 1Included in C&I and Sponsor above Loan Portfolio Trends ($M) 1Q20 4Q20 1Q21 1. Commercial & Industrial 1,858$ 2,429$ 2,450$ 2. Sponsor Finance 345 351 430 3. CRE Owner Occupied 921 955 946 4. Construction/Land/Land Dev. 644 485 541 5. CRE Non-Owner Occupied 2,114 2,221 2,179 6. Agricultural 316 282 246 7. Public Finance/Other Commercial 587 648 678 8. Total Commercial Loans 6,785 7,371 7,470 9. Residential Mortgage 1,127 1,236 1,244 10. Home Equity 570 508 482 11. Other Consumer 130 132 127 12. Total Resid. Mortgage & Consumer 1,827 1,876 1,853 13. Total Loans 8,612$ 9,247$ 9,323$ Paycheck Protection Program Loans 1 -$ 667$ 742$ Industry as a % of C&I Loans

$48.7 $7.3 $7.6 $0.4 8 4 13 4 Hotel Investment CRE Other Admin/Services Other Commercial $ Mods in Deferral # Mods in Deferral Pandemic Modifications by Portfolio ($M) 18 Pandemic related Modifications and PPP Loans Modifications in deferral are .7% of total loans. Paycheck Protection Program ▪ Participated in both rounds of the Paycheck Protection Program • $1.2 billion (7,678#) originated overall • $449 million (2,272#) originated and outstanding from 2020 (net of $468 million/2,966# forgiven loans) • $293 million (2,440#) originated and outstanding from 2021 • $186 million submitted for forgiveness pending SBA approval • 79% of all loans are $150,000 or less and eligible for the streamlined forgiveness application • 1Q fee income earned of $7.5 million with $20.4 million remaining Commercial Mods in Deferral by Industry In Deferral $ # $ # Commercial & Industrial 18$ 14 14$ 11 Sponsor Finance - - - - CRE Owner Occupied 2 6 2 6 Construction, Land and Land Dev. 21 5 4 1 CRE Non-Owner Occupied 76 12 44 10 Agriculture - - - - Residential Mortgage 2 20 1 8 Home Equity - 4 - - Other Consumer 1 26 - 13 Total Loans 120$ 87 65$ 49 4Q20 1Q21

7.0% 6.3% 12.5% 32.4% 41.8% 1 Brands Marriott Hilton Hyatt Intercontinental Other Pandemic Impacted Industries 19 Hotel Portfolio ▪ 120 loans to 76 borrowers totaling $189 million • 57 PPP loans outstanding totaling $8.0 million • 36 of 57 originated 1Q21 totaling $6.0 million • 26 borrowers $1 Million or greater totaling $170 million • Weighted Average loan to value of 65.2% (25 hotels reporting) Senior Living Portfolio Portfolios most affected by pandemic are hotel and senior living. ▪ 64 loans to 36 borrowers totaling $259 Million • 17 PPP loans outstanding totaling $11.2 million • 8 of 17 originated 1Q21 totaling $2 million • 24 borrowers $1 million or greater totaling $255 million Residual Impact % of # $ M Loans # $ M Hotel 120 189$ 2.0% 8 49$ Senior Living 64 259 2.8% - - Total 184 448$ 4.8% 8 49$ Mods In Deferral 1Q21 Pandemic Impacted 7.1% 15.5% 31.5% 45.9% University Demand Drivers University Corporate Hospital Transient

Asset Quality 20 Asset Quality Trends ($M) Highlights vs. Prior Quarter vs. 1Q20 ▪ Non-accrual loans decreased $3.6 million ▪ Renegotiated Loans decreased $2.5 million ▪ NPAs + 90PD decreased $6.1 million, 65 basis points of loans + ORE ▪ Classified loans decreased $2.3 million ▪ Net charge-offs 1Q21 of $3.6 million, 16 basis points of average loans ▪ Non-accrual loans increased $42.3 million • Included 3 senior living facilities and 1 investment RE loans totaling $41.5 million ▪ Classified Loans increased $40.7 million • Related to hotels, senior living and CRE 1Q20 4Q20 1Q21 1. Non-Accrual Loans 15.6$ 61.5$ 57.9$ 2. Other Real Estate 8.0 0.9 0.6 3. 90PD Loans 0.3 0.8 1.1 4. Renegotiated Loans 0.7 3.2 0.7 5. NPAs + 90PD 24.6$ 66.4$ 60.3$ 6. NPAs + 90PD/Loans + ORE 0.29% 0.72% 0.65% 7. Classified Loans 207.0$ 250.0$ 247.7$ 8. Classified Loans/Total Loans 2.40% 2.70% 2.66% 9. Net Charge-offs (QTD) 0.6$ 0.6$ 3.6$ 10. QTD NCO/Avg. Loans (Annualized) 0.03% 0.02% 0.16%

▪ $6.1 million net reduction in NPAs + 90 PD ▪ $6.5 million in new non-accruals • $4.1 million commercial real estate loan moved to non-accrual ▪ $4.3 million of gross charge-offs in 1Q21 with recoveries of $.7 million ▪ $2.6 million charge-offs in two senior living facility loans Non-Performing Assets 21 Highlights 1st Quarter NPA Roll Forward Non-Performing Assets Roll Forward ($M) 4Q20 1Q21 1. Beginning Balance NPAs + 90 PD 67.7$ 66.4$ Non-Accrual 2. Add: New Non-Accruals 16.4 6.5 3. Less: To Accrual/Payoff/Renegotiated (10.3) (5.8) 4. Less: To OREO - - 5. Less: Charge-offs (1.3) (4.3) 6. Non-Accrual Loans Change 4.8 (3.6) Other Real Estate Owned (ORE) 7. Add: New ORE Properties - - 8. Less: ORE Sold (6.0) (0.3) 9. Less: ORE Losses (write-downs) (0.1) - 10. ORE Change (6.1) (0.3) 11. 90 PD Change (0.5) 0.3 12. Renegotiated Loans Change 0.5 (2.5) 13. NPAs + 90 PD Change (1.3) (6.1) 14. Ending Balance NPAs + 90 PD 66.4$ 60.3$

Track Record of Shareholder Value 22 10-Year Total Return (3/31/11 – 3/31/21) Earnings per Share Tangible Book Value per Share Dividends per Share CAGR 2010-2020: 19.0% CAGR 2010-2020: 10.2% CAGR 2010-2020: 38.5% $0.48 $0.34 $1.41 $1.41 $1.65 $1.72 $1.98 $2.12 $3.22 $3.19 $2.74 $0.91 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1Q21 $9.21 $9.64 $10.95 $12.17 $13.65 $14.68 $15.85 $16.96 $19.12 $21.94 $24.27 $22.98 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1Q21 $0.04 $0.04 $0.10 $0.18 $0.29 $0.41 $0.54 $0.69 $0.84 $1.00 $1.04 $0.26 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1Q21 570.4% 218.2% FRME SNL U.S. Bank

$1.6 $1.8 $2.7 $3.1 $3.2 $3.2 $3.6 $3.8 $4.8 $4.5 $4.2 $4.2 $4.3 $5.4 $5.8 $6.8 $7.2 $9.4 $9.9 $12.5 $14.1 $14.6 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1Q21 History of Organic and Whole Bank Acquisition Growth 23 Total Assets ($B) Growth Through Acquisition ✓ Experienced Acquirer ✓ Expanded in Current High-Growth Markets ✓ Extended into Additional High-Growth Markets ✓ Added to Franchise with Stable Deposit Gathering Markets 2000 Decatur Bank & Trust 2001 Frances Slocum Bank & Trust 2002 Lafayette Bank & Trust 2003 Commerce National Bank 2008 Lincoln Bank 2012 Shelby County Bank 2013 Citizens Financial Bank 2014 Community Bank 2015 Cooper State Bank Ameriana Bank 2017 Arlington Bank iAB Financial Bank 2019 Monroe Bank & Trust

Vision for the Future 24 People: ▪ Enhance our culture through the power of collaboration, accountability and effective teams ▪ Source, recruit, onboard and engage a diverse and inclusive workforce with a commitment to career pathing and market level compensation ▪ Communicate our Corporate Social Responsibility strategy and success ▪ Uphold a corporate governance system inclusive of enterprise risk management to ensure safety, soundness and sustainability ▪ Ensure that acquisitions continue as a core competency ▪ Implement organic revenue-generating disciplines that attracts new business, delivers the whole bank and achieves industry leading levels of retention ▪ Commit to the digital transformation of the bank across all lines of business to enhance and automate the client experience ▪ Broaden our revenue streams across various lines of businesses, products, clients and geographies ▪ Maintain top-quartile financial performance while investing in all parts of the business ▪ Manage & cultivate a changing shareholder base Process: Customer: Financial:

25 APPENDIX

Non-GAAP

Total Risk-Based Capital Ratio (dollars in thousands)	1Q20	2Q20	3Q20	4Q20	1Q21
Total Stockholders' Equity (GAAP)	1,777,960	1,809,095	1,833,656	1,875,645	1,805,856
Adjust for Accumulated Other Comprehensive (Income) Loss [1]	(53,656)	(63,845)	(65,468)	(74,836)	(35,810)
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)
Add: Qualifying Capital Securities	56,419	46,248	46,308	46,368	46,427
Less: Tier 1 Capital Deductions	-	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(568,442)	(567,246)	(566,072)	(564,982)	(563,889)
Less: Disallowed Deferred Tax Assets	-	-	-	-	(1,379)
Add: Modified CECL Transition Amount	-	-	-	-	40,314
Total Tier 1 Capital (Regulatory)	$ 1,212,156	$ 1,224,127	$ 1,248,299	$ 1,282,070	$ 1,291,394
Qualifying Subordinated Debentures	65,000	65,000	65,000	65,000	65,000
Allowance for Loan Losses includible in Tier 2 Capital	99,454	121,119	125,032	128,481	131,061
Total Risk-Based Capital (Regulatory)	$ 1,376,610	$ 1,410,246	$ 1,438,331	$ 1,475,551	$ 1,487,455
Net Risk-Weighted Assets (Regulatory)	$ 9,978,462	$ 9,946,087	$ 10,000,878	$ 10,276,333	$ 10,383,360
Total Risk-Based Capital Ratio (Regulatory)	**13.80%**	**14.18%**	**14.38%**	**14.36%**	**14.33%**

Common Equity Tier 1 Capital Ratio	1Q20	2Q20	3Q20	4Q20	1Q21
Total Tier 1 Capital (Regulatory)	$ 1,212,156	$ 1,224,127	$ 1,248,299	$ 1,282,070	$ 1,291,394
Less: Qualified Capital Securities	(56,419)	(46,248)	(46,308)	(46,368)	(46,427)
Add: Additional Tier 1 Capital Deductions	-	-	-	-	-
Common Equity Tier 1 Capital (Regulatory)	$ 1,155,737	$ 1,177,879	$ 1,201,991	$ 1,235,702	$ 1,244,967
Net Risk-Weighted Assets (Regulatory)	$ 9,978,462	$ 9,946,087	$ 10,000,878	$ 10,276,333	$ 10,383,360
Common Equity Tier 1 Capital Ratio (Regulatory)	**11.58%**	**11.84%**	**12.02%**	**12.02%**	**11.99%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

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Non-GAAP

Tangible Common Equity Ratio (dollars in thousands)	1Q20	2Q20	3Q20	4Q20	1Q21
Total Stockholders' Equity (GAAP)	$ 1,777,960	$ 1,809,095	$ 1,833,656	$ 1,875,645	$ 1,805,856
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(577,366)	(575,855)	(574,369)	(572,893)	(571,536)
Tangible Common Equity (non-GAAP)	$ 1,200,469	$ 1,233,115	$ 1,259,162	$ 1,302,627	$ 1,234,195
Total Assets (GAAP)	$ 12,693,518	$ 13,819,378	$ 13,737,350	$ 14,067,210	$ 14,629,066
Less: Intangible Assets	(577,366)	(575,855)	(574,369)	(572,893)	(571,536)
Tangible Assets (non-GAAP)	$ 12,116,152	$ 13,243,523	$ 13,162,981	$ 13,494,317	$ 14,057,530
Tangible Common Equity Ratio (non-GAAP)	**9.91%**	**9.31%**	**9.57%**	**9.65%**	**8.78%**

Tangible Common Equity Per Share	4Q10	4Q11	4Q12	4Q13	4Q14	4Q15
Total Stockholders' Equity (GAAP)	$ 454,408	$ 514,467	$ 552,236	$ 634,923	$ 726,827	$ 850,509
Less: Preferred Stock	(67,880)	(90,783)	(90,908)	(125)	(125)	(125)
Less: Intangible Assets	(154,019)	(150,471)	(149,529)	(202,767)	(218,755)	(259,764)
Tax Benefit	2,907	2,224	2,249	4,973	6,085	6,278
Tangible Common Equity, Net of Tax (non-GAAP	$ 235,416	$ 275,437	$ 314,048	$ 437,004	$ 514,032	$ 596,898
Shares Outstanding	25,574,251	28,559,707	28,692,616	35,921,761	37,669,948	40,664,258
Tangible Common Equity per Share (non-GAAP)	**$ 9.21**	**$ 9.64**	**$ 10.95**	**$ 12.17**	**$ 13.65**	**$ 14.68**

Tangible Common Equity Per Share	4Q16	4Q17	4Q18	4Q19	4Q20	1Q21
Total Stockholders' Equity (GAAP)	$ 901,657	$ 1,303,463	$ 1,408,260	$ 1,786,437	$ 1,875,645	$ 1,805,856
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(258,866)	(476,503)	(469,784)	(578,881)	(572,893)	(571,536)
Tax Benefit	5,930	6,788	5,017	7,257	5,989	5,710
Tangible Common Equity, Net of Tax (non-GAAP	$ 648,596	$ 833,623	$ 943,368	$ 1,214,688	$ 1,308,616	$ 1,239,905
Shares Outstanding	40,912,697	49,158,238	49,349,800	55,368,482	53,922,359	53,953,723
Tangible Common Equity per Share (non-GAAP)	**$ 15.85**	**$ 16.96**	**$ 19.12**	**$ 21.94**	**$ 24.27**	**$ 22.98**

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27

Non-GAAP

EFFICIENCY RATIO (dollars in thousands):	1Q20	2Q20	3Q20	4Q20	1Q21
Non Interest Expense (GAAP)	$ 66,171	$ 59,989	$ 64,709	$ 72,536	$ 66,098
Less: Intangible Asset Amortization	(1,514)	(1,511)	(1,486)	(1,476)	(1,357)
Less: OREO and Foreclosure Expenses	(505)	(684)	(717)	1,576	(734)
Adjusted Non Interest Expense (non-GAAP)	64,152	57,794	62,506	72,636	64,007
Net Interest Income (GAAP)	93,877	93,018	92,921	102,311	100,428
Plus: Fully Taxable Equivalent Adjustment	3,894	4,088	4,340	4,644	4,711
Net Interest Income on a Fully Taxable Equivalent Basis (non-GA	97,771	97,106	97,261	106,955	105,139
Non Interest Income (GAAP)	29,799	26,481	26,163	27,483	24,091
Less: Investment Securities Gains (Losses)	(4,612)	(3,068)	(1,817)	(2,398)	(1,799)
Adjusted Non Interest Income (non-GAAP)	25,187	23,413	24,346	25,085	22,292
Adjusted Revenue (non-GAAP)	122,958	120,519	121,607	132,040	127,431
Efficiency Ratio (non-GAAP)	**52.17%**	**47.95%**	**51.40%**	**55.01%**	**50.23%**

Return on Tangible Common Equity	1Q21
Total Average Stockholders' Equity (GAAP)	$ 1,840,432
Less: Average Preferred Stock	(125)
Less: Average Intangible Assets, Net of Tax	(566,469)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 1,273,838
Net Income (GAAP)	$ 49,469
Less: Intangible Asset Amortization, Net of Tax	1,072
Tangible Net Income (non-GAAP)	$ 50,541
Return on Tangible Common Equity (non-GAAP)	**15.87%**

Forward Dividend Yield	1Q21
Most recent quarter's dividend per share	$ 0.26
Most recent quarter's dividend per share - Annualized	$ 1.04
Stock Price at 3/31/21	$ 46.50
Forward Dividend Yield	**2.24%**

First Merchants Corporation

28